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                                                                EXHIBIT 21


                            PARENTS AND SUBSIDIARIES
            AMERICAN STANDARD COMPANIES INC. (DELAWARE) - REGISTRANT

                                                               Subsid-
                                                               iaries*
U.S. SUBSIDIARIES:

American Standard Inc. (Delaware) - Immediate Parent
        The American Chinaware Company (Delaware)
        Alimenterics Inc.
        American Standard Credit Inc. (Delaware)
        American Standard Financial Corporation
        American Standard International Inc. (Delaware)
        American Standard Medical Systems, Inc.
        Amstan Trucking Inc. (Delaware)
        A-S Energy, Inc. (Texas)
        A-S Thai Holdings Ltd. (Delaware)
        It Holdings Inc. (Delaware)
        Sienna Biotech Inc.
        Standard Compressors Inc. (Delaware)
        Standard Sanitary Manufacturing Company (Delaware)
        The Trane Company (Delaware)
        Trane Export, Inc. (Delaware)
        WABCO Automotive Control Systems Inc. (Delaware)
        WABCO Company (Pennsylvania)
        World Standard Ltd. (Delaware)
(American Standard Inc., American Standard International Inc.,
  WABCO Company and Standard Sanitary Manufacturing Company - Immediate
   Parents)
    WABCO Standard Trane Holdings Inc. (Delaware)

FOREIGN SUBSIDIARIES:

        Air Conditioning Products

                (Wabco Standard French Holdings SNC - Immediate Parent)
                 Societe Trane (France)

                (The Trane Company - Immediate Parent)
                 Trane S.A. (Switzerland)

                (American Standard (U.K.) Limited - Immediate Parent)
                 Trane Limited (U.K.)
                 Trane (United Kingdom) Limited

        Transportation Products

                (WABCO Standard GmbH, WABCO Standard Trane Holdings Inc.,
                 and Ideal Standard S.p.A. - Immediate Parents)
                  WABCO Standard TRANE B.V. (Netherlands)
                   WABCO Standard French Holdings SNC (France)
                    WABCO Westinghouse S.A. (France)
                     WABCO France SNC (France)
                   WABCO Automotive AB (Sweden)
                   WABCO Schweiz AG (Switzerland)
                   WABCO Austria G.m.b.H. (Austria)
                   WABCO Belgium S.A.-N.V. (Belgium)
                   WABCO Automotive B.V. (Netherlands)

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PARENTS AND SUBSIDIARIES - (Continued)                                 Subsid-
                                                                       iaries*
        Transportation Products (Continued)

                (Ideal Standard S.p.A. and WABCO Standard Trane Holdings Inc. -Immediate Parents)
                 American Standard (U.K.) Limited (England)
                  Clayton Dewandre Holdings Limited (England)
                  WABCO Automotive UK Limited (England)
                  The Bridge Foundry Company Limited (England)

                (Ideal Standard S.p.A.-Immediate Parent)
                  WABCO Automotive Italia S.p.A. (Italy)

                (Wabco Standard Trane Inc. - Immediate Parent)
                  Westinghouse Air Brake Brasil S.A. (Brazil)

                (WABCO Standard Trane Holdings Inc., American Standard
                 International Inc.,
                  Standard Sanitary Manufacturing Company - Immediate Parents)
                   WABCO-Standard GmbH (Germany)
                    WABCO GmbH (Germany)
                        Perrot Bremsen GmbH (Germany)

        Building Products

                (American Standard Inc. - Immediate Parent)
                 American Standard Sanitaryware (Thailand) Public Company
                   Limited (Thailand)
                 EBS Eczacibasi Banyo Kuvetleri Sanayi Ve Ticaret A.S. (Turkey) Egyptian American Sanitary Wares Co. S.A.E. (Egypt)
                 American Standard Philippine Holdings Inc. (Philippines) Sanitary Wares Manufacturing Corporation (Philippines)

                (Wabco Standard French Holdings SNC - Immediate Parent)
                   Ideal-Standard S.A. (France)

                (Wabco Standard French Holdings SNC and Sanifrance, SNC --
                 Immediate Parents)
                   Ets. Porcher, S.A. (France)
                   P. Piel S.A. (France)
                   Porcher Distribution SNC (France)

                (WABCO Westinghouse S.A. & Ideal Standard S.A. - Immediate
                 Parents)
                   Sanifrance, SNC

                (Westinghouse Air Brake Brasil S.A. - Immediate Parent)
                 Ideal Standard Wabco Industria e Comercio Ltda. (Brazil)(a)

                (American Standard (U.K.) Limited - Immediate Parent)
                 Ideal-Standard Limited (England)

                (WABCO Standard Trane Holdings Inc. & WABCO Standard Trane B.V.
                 - Immediate Parents)
                 WABCO Standard Trane Inc. (Canada)(b)

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PARENTS AND SUBSIDIARIES - (Continued)

        Building Products (Continued)

                (WABCO Standard Trane Inc. & WABCO Standard Trane B.V. -
                  Immediate Parents)
                  Ideal-Standard, S.A. de C.V. (Mexico)

                (WABCO Standard Trane Holdings Inc., WABCO Standard Trane B.V. -
                 Immediate Parents)
                 Ideal Standard S.p.A. (Italy)
                  Ideal Standard S.A. (Greece)
                  Sanistan B.V. (Netherlands)

                (WABCO Standard Trane Holdings Inc., American Standard
                 International Inc. and Standard Sanitary Manufacturing Company - Immediate Parents)
                  WABCO-Standard GmbH (Germany)
                   Ideal-Standard GmbH (Germany)
                   American Standard Korea, Inc. (Korea)

        Miscellaneous

                Standard Europe (EEIG)(France)(c)

        All of the companies listed above operate under their company names and use one or more of the trademarks listed under "Patents and Trademarks" of Item I of this annual report on Form 10-K.

          * The number shown under this heading indicates other subsidiaries, not listed by name herein, which are in the same line of business. The name of the immediate parent of such subsidiary or subsidiaries appears opposite the number.

        (a) This subsidiary participates in Building Products and Transportation Products.

        (b) This subsidiary participates in Building Products and Air Conditioning Products.

        (C) A European Economic Interest Grouping organized by certain French and Italian subsidiaries of the Company.

        There are omitted from the table a number of minor or inactive or name-saving subsidiaries, all of which together would not constitute a significant subsidiary.